As filed with the Securities and Exchange Commission on August 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MiNK Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	82-2142067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

149 Fifth Street, Suite 500

New York, NY 10010

(212) 994-8250

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jennifer S. Buell, Ph.D.

President, Chief Executive Officer and Director

149 Fifth Street, Suite 500

New York, NY 10010

(212) 994-8250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Zachary Blume

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities, and the selling stockholder named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer for sale is not permitted.

Subject To Completion, Dated August 13, 2024

PROSPECTUS

4,640,000 SHARES OF COMMON STOCK

This prospectus relates to the disposition from time to time of up to 4,640,000 shares of our common stock, $0.00001 par value per share, which are held by the selling stockholder named in this prospectus. We issued the shares to the selling stockholder pursuant to a Stock Purchase Agreement, dated May 13, 2024 (the “Stock Purchase Agreement”).

The selling stockholder may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in the section entitled “Plan of Distribution” beginning on page 11 of this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholder.

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “INKT.” On August 12, 2024, the last sale price of our common stock as reported on the Nasdaq Capital Market was $0.8350 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2024.

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information.”

You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information” before you make your investment decision.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholder may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

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PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, especially the section entitled “Risk Factors” and the consolidated financial statements and the notes to the consolidated financial statements incorporated in this prospectus by reference. As used in this prospectus, “MiNK,” the “Company,” “we,” “us,” and “our” refer to Agenus Inc. and its consolidated subsidiaries.

Our Business

We are a clinical-stage biopharmaceutical company pioneering the discovery, development and manufacturing of allogeneic, off-the-shelf invariant natural killer T (“iNKT”) cell therapies to treat cancer and other immune-mediated diseases. iNKT cells are a distinct T cell population that combine durable memory responses with the rapid cytolytic features of natural killer (“NK”) cells. iNKT cells offer distinct therapeutic advantages as a platform for allogeneic therapy in that the cells naturally home to tissues, aid clearance of tumors and infected cells and suppress Graft versus Host Disease. Our proprietary platform is designed to facilitate scalable and reproducible manufacturing for off-the-shelf delivery. As such, we believe that our approach represents a highly versatile application for therapeutic development in cancer and immune diseases. We are leveraging our platform and manufacturing capabilities to develop a wholly owned or exclusively licensed pipeline of both native and engineered iNKT cells.

Our business activities include product research and development, manufacturing, regulatory and clinical development, corporate finance, and support of our collaborations. To be successful, our product candidates require clinical trials and approvals from regulatory agencies, as well as acceptance in the marketplace. We are a party to an Amended and Restated Intercompany Services Agreement and an Intellectual Property Assignment and License Agreement with Agenus Inc. (“Agenus”). Under the Amended and Restated Intercompany Services Agreement, Agenus provides us with certain general and administrative support, including, without limitation, financial, facilities management, human resources and information technology administrative support, and we and Agenus provide each other with certain research and development services and other support services, including legal and regulatory support. We are also entitled to use Agenus’ business offices and laboratory space and equipment in exchange for us contributing a proportionate payment for the use of such facilities and equipment, and we will be covered by certain Agenus insurance policies, subject to certain conditions, including us paying the cost of such coverage. Under the Intellectual Property Assignment and License Agreement, Agenus exclusively assigned patent rights and know-how related to our technology to us. We also have a field-limited exclusive license under certain Agenus patents and know-how; and we retain the rights to expand a proprietary pipeline of products and technologies.

Our most advanced product candidate, agenT-797, is an off-the-shelf, allogeneic, native iNKT cell therapy. iNKTs are a potent class of immune cells and serve as master regulators of immune response, possessing the killing power of NK cells and the memory of T-cells. Our proprietary manufacturing platform enables the infusion of these cells in billion-fold quantities, equipping the immune system to combat cancer and other life-threatening diseases. We have successfully established and launched in-house iNKT cell manufacturing and product release capacity, capable of supplying over 5,000 doses annually through a U.S. Food and Drug Administration (“FDA”)-cleared scalable, fully closed, and automated process.

Our clinical development of agenT-797 is advancing in multiple therapeutic areas of significant unmet needs. These include a Phase 2 trial in 2L gastric cancer and viral acute respiratory distress syndrome (“ARDS”) in populations of patients where there are critical gaps in current treatment options.

In solid cancers, we completed a Phase 1 clinical trial of agenT-797 in solid tumor cancers, both as a monotherapy and in combination with anti-PD-1 checkpoint inhibitors pembrolizumab and nivolumab. The trial demonstrated durable clinical benefits with a tolerable safety profile across various heavily pre-treated solid tumors, including non-small cell lung cancer (“NSCLC”), testicular cancer, and gastric cancer. Notably, the median progression-free survival exceeded six months, with approximately 30% of patients experiencing durable disease stabilization, even in cancers refractory to prior therapies such as pembrolizumab and nivolumab. Building on these results, a randomized, Phase 2 investigator-sponsored trial led by Dr. Yelena Janjigian at Memorial Sloan Kettering Cancer Center is actively enrolling. This trial aims to evaluate the clinical safety and efficacy of the combination of agenT-797, botensilimab (a novel Fc-enhanced CTLA-4 inhibitor), balstilimab (anti-PD-1), ramucirumab, and paclitaxel in patients with previously treated, advanced esophageal, gastric, or gastroesophageal junction adenocarcinoma. The study, which is expected to enroll approximately 38 patients with advanced, unresectable, or metastatic forms of these cancers, is a priority program for us. Encouraging activity was observed with agenT-797 in both monotherapy and combination settings, with durable responses and disease stabilization, as presented at the American Association for Cancer Research (“AACR”) and more recently at the Society for Immunotherapy of Cancer (“SITC”) conference in November 2023.

In inflammatory diseases, we have completed a phase 1 study of agenT-797 in viral ARDS, leveraging the unique anti-inflammatory properties of iNKT cells. Results from our Phase 1 study were published in Nature Communications and presented at the American Thoracic Society International Conference over the past two years. We reported an encouraging survival benefit of 75%, compared to approximately 10-22% in an in-hospital control group and time-matched data from the Centers for Disease Control and Prevention. In a cohort of 21 patients on mechanical ventilation, survival rates exceeded 70%, with an 80% survival rate among those on venovenous extracorporeal membrane oxygenation. In addition to a survival benefit, agenT-797 improved lung function and significantly reduced inflammation and secondary infections, which are major contributors to comorbidity and mortality in intensive care units. Given the lack of approved therapies for ARDS, we plan to advance agenT-797 in viral ARDS through strategic collaborations and non-dilutive external financing into a randomized Phase 2 trial.

Our pipeline is advancing next-generation allogeneic, engineered iNKT programs. Our two most advanced engineered programs are (1) MiNK-215, an IL-15 armored tumor stromal targeting FAP-CAR-iNKT and (2) MiNK-413, an IL-15 armored CAR-iNKT program targeting BCMA program. MiNK-413 has demonstrated tumor clearance and improved persistence in preclinical models, as well as manufacturing and logistical improvements over current BCMA cell therapies. MiNK-215 has demonstrated efficacy in NSCLC and melanoma preclinical models, promoting curative responses, eliminating tumor burden in the lungs, and enhancing tumor specific CD8+ T cell infiltration through tumor stroma. These data and programs were presented at AACR in 2024, International Cancer Immunotherapy Conference in 2023, SITC in 2023, and the American Society of Cell and Gene Therapy in 2023. Most recently, preclinical data from MiNK-215 in microsatellite stability colorectal cancer liver metastases were presented at AACR 2024. This presentation highlighted MiNK-215’s potent anti-tumor activity, immune activation, and tumor stroma remodeling against this difficult-to-treat solid tumor setting. Investigational new drug (“IND”) enabling activities are underway we expect to submit an IND to the FDA in 2025.

In December 2023, we announced a collaboration with ImmunoScape, Inc. (“ImmunoScape”) to discover and develop next-generation T-cell receptor therapies against novel targets in solid tumors. We will combine our unique, proprietary library of T cell antigens with ImmunoScape’s platform for rapid discovery of novel T cell receptors. ImmunoScape’s unique Deep Immunomics platform enables high-throughput and sensitive screening of T cells against relevant tumor targets for the rapid discovery of rare, therapeutically-relevant T-cell receptors (“TCRs”). We have a proprietary library of phospho-peptide neoantigens derived from a wide range of solid tumors and hematologic malignancies. In this collaborative effort, ImmunoScape will leverage its capabilities in multiplex antigen screening and in-depth T cell profiling to identify relevant TCRs targeting the library of phospho-peptide antigens. We will further characterize these tumor-specific TCRs, leveraging its proprietary capabilities to analyze and select TCR candidates for optimal tumor targeting. Any intellectual property resulting from the arrangement would be jointly owned by the parties.

Corporate Information

We were incorporated as AgenTus Biosciences Inc. in Delaware in July 2017. We changed our name to AgenTus Therapeutics, Inc. in October 2017 and to MiNK Therapeutics, Inc. in June 2021. Our principal executive offices are located at 149 Fifth Avenue Suite 500, New York, NY 10010, and our telephone number is 212-994-8250. Our website is minktherapeutics.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

THE OFFERING

Common Stock offered by the selling stockholder	4,640,000 shares

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk Factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain factors that you should consider before making an investment in our stock.

Nasdaq Capital Market Symbol	“INKT”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risk factors relating to MiNK that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein, and any prospectus supplement and the documents incorporated therein, contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “should,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives and financial needs. Examples of forward-looking statements include, among others, statements we make regarding: our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following:

•	the initiation, timing, process and results of our research and development programs, preclinical studies and clinical trials;

•	our ability to demonstrate, and the timing of, preclinical proof-of-concept in vivo for multiple programs;

•	our ability to advance any product candidates that we may develop and successfully complete clinical trials and obtain licensure;

•	our ability to quickly leverage our initial programs and to progress additional programs to create a clinical portfolio;

•	the implementation of our strategic plans for our business, programs, product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	developments related to our competitors and our industry;

•	our ability to maintain our collaborative relationship with Agenus Inc., as well as our ability to identify and enter into future license agreements and collaborations;

•	regulatory developments in the United States and foreign countries;

•	our ability to attract and retain key scientific and management personnel; and

•	our estimates of our expenses, capital requirements and needs for additional financing.

The forward-looking statements included in this prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. We cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

DESCRIPTION OF OUR COMMON STOCK

The following description of our common stock and certain provisions of our amended and restated certificate of incorporation, or the Amended and Restated Certificate of Incorporation, and amended and restated bylaws, or the Amended and Restated Bylaws are summaries and are qualified by reference to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, copies of which are on file with the Commission as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2023. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

General

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.00001 per share. As of June 30, 2024, we had 39,445,520 shares of common stock outstanding.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-takeover Effects of Our Certificate of Incorporation and Our By-laws

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors but which may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our board of directors.

These provisions include:

Classified board. The Amended and Restated Certificate of Incorporation provides that the board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of the board of directors is elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the board. The Amended and Restated Certificate of Incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by the board of directors.

Action by written consent; special meetings of stockholders. The Amended and Restated Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of the board of directors. Except as described above, stockholders are not be permitted to call a special meeting or to require the board of directors to call a special meeting.

Advance notice procedures. The Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Secretary of the Company timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Amended and Restated Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Amended and Restated Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Supermajority approval requirements. The Delaware General Corporation Law, or the DGCL, generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless either a corporation’s certificate of incorporation or by-laws requires a greater percentage. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions. This requirement of a supermajority vote to approve amendments to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could enable a minority of the Company’s stockholders to exercise veto power over any such amendments.

Authorized but unissued shares. The Company’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of the common stock by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum. Our Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of a fiduciary duty and other similar actions may be brought only in specified courts in the State of Delaware. Under our Amended and Restated Certificate of Incorporation, this exclusive forum provision will not apply to claims that are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction and explicitly does not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, Exchange Act, or the rules and regulations thereunder. Furthermore, our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any compliant asserting a cause of action arising under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against our directors and officers.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the corporation’s board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. The Company has not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of the Company may be discouraged or prevented.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

USE OF PROCEEDS

We are registering these shares pursuant to registration rights granted to the selling stockholder. We are not selling any securities under this prospectus and will not receive any proceeds from the sale or other disposition of the shares covered hereby. We have agreed to pay all costs, expenses and fees relating to registering the shares of our common stock referenced in this prospectus. The selling stockholder will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by it of the shares covered hereby.

SELLING STOCKHOLDER

We have prepared this prospectus to allow the selling stockholder or its pledgees, donees, transferees or other successors in interest, to sell or otherwise dispose of, from time to time, up to 4,640,000 shares of our common stock (the “Shares”).

On May 13, 2024, we entered into the Stock Purchase Agreement with the selling stockholder, pursuant to which the selling stockholder purchased the Shares for an aggregate purchase price of $5.8 million, or $1.25 per share. The selling stockholder owned approximately12% of the outstanding shares of our common stock after such purchase. In accordance with the terms of the Stock Purchase Agreement, the selling stockholder has agreed (i) not to dispose of any of the Shares prior to November 9, 2024 and (ii) to vote the Shares in accordance with the recommendations of our board of directors in connection with all matters presented to our stockholders through May 14, 2025.

In connection with certain registration rights we granted to the selling stockholder pursuant to the Stock Purchase Agreement, we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the shares of common stock offered by this prospectus from time to time on the Nasdaq Capital Market, in privately negotiated transactions or otherwise. We have agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under the Stock Purchase Agreement.

The issuance of the Shares in connection with the Stock Purchase Agreement was not registered under the Securities Act, in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act, because the transactions did not involve any public offering.

The table below presents information regarding the selling stockholder and the shares of common stock that the selling stockholder may offer and sell from time to time under this prospectus. Neither the selling stockholder nor any of its affiliates, officers, directors or principal equity holders have held any position or office or had any other material relationship with us or our affiliates within the past three years, other than a Manager of the selling stockholder acting as an observer on our board of directors.

This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of August 13, 2024. As used in this prospectus, the term “selling stockholder” includes the selling stockholder set forth below and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power.

The number of shares in the column “Maximum Number of Shares of Common Stock that may be Offered Pursuant to this Prospectus” represents all of the shares of our common stock that the selling stockholder may offer under this prospectus. The fourth column assumes the sale of all the shares offered by the selling stockholder pursuant to this prospectus and that the selling stockholder does not acquire any additional shares of common stock before the completion of this offering. However, because the selling stockholder may sell all or some of its shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholder or that will be held by the selling stockholder after completion of any sales. The selling stockholder may sell some, all or none of their shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

	Beneficial Ownership of Common Stock Prior to the Offering		Maximum Number of Shares of Common Stock that May Be Offered Pursuant to This Prospectus	Beneficial Ownership of Common Stock After the Offering
Name of Selling Stockholder	Number of Shares	Percent of Class (%)		Number of Shares(1)	Percent of Class (%)
GKCC, LLC	4,640,000	12	4,640,000	0	*

*	Less than one percent.
(1)

Assumes that all the shares of the selling stockholder covered by this prospectus are sold, and that the selling stockholder does not acquire any additional shares of common stock before the completion of this offering. However, because the selling stockholder can offer all, some, or none of its common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will ultimately offer or sell under this prospectus.

PLAN OF DISTRIBUTION

The selling stockholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholder. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholder to include the pledgee, transferee, or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholder is subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholder and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of MiNK Therapeutics, Inc. as of December 31, 2023 and 2022 and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains an Internet site at http://www.sec.gov that contains the reports, statements and other information about issuers, such as us, who file electronically with the Commission. We also maintain a website at www.minktherapeutics.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below.

•	our Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 001-40908);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024 (File No. 001-40908);

•	our Current Reports on Form 8-K filed on February 14, 2024, May 16, 2024 and June 17, 2024 (File No. 001-40908);

•	our Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024 (File No. 001-40908); and

•

the description of our common stock contained in our registration statement on Form 8-A (File No. 001-40908) filed with the Commission on October 13, 2021, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide each person, including any beneficial owner, to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these filings, at no cost, through the “Investor & Media” section of our website (www.minktherapeutics.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

MiNK Therapeutics, Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

Attention: Investor Relations

Telephone: (212) 994-8250

The information contained on our website is not a part of this prospectus.

     , 2024

PROSPECTUS

4,640,000 Shares of Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the registration of the securities offered hereby. MiNK Therapeutics, Inc. will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

SEC Registration fee	$546.52
Legal fees and expenses	$20,000	(1)
Accounting fees and expenses	$15,000	(1)
Printing expenses	$7,500	(1)

Total	$43,046.52	(1)

(1) These amounts are estimates.

Item 15.	Indemnification of Directors and Officers

As permitted by Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation includes a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provides that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified, in each case except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145(a) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

We have entered into indemnification agreements with our directors and certain of our officers. These indemnification agreements provide broader indemnity rights than those provided under the DGCL and our Amended and Restated Certificate of Incorporation. These indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.

We maintain directors’ and officers’ liability insurance for the benefit of our directors and officers.

Item 16.	Exhibits

The following Exhibits are incorporated herein by reference:

3.1	Amended and Restated Certificate of Incorporation of MiNK Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40908) filed on October 20, 2021).

3.2	Amended and Restated Bylaws of MiNK Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K (File No. 001-40908) filed on October 20, 2021).

4.1	Specimen stock certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 (File No. 333-259503), as amended, filed on October 12, 2021).

4.2	Stock Purchase Agreement, dated May 14, 2024, by and between MiNK Therapeutics, Inc. and GKCC, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-40908) filed on August 13, 2024).

5.1*	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, an independent registered public accounting firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).

107	Filing Fee Table*

*	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(I)(ii) and (a)(I)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i). Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii). Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 13th day of August, 2024.

MINK THERAPEUTICS, INC.

By:	/s/ Jennifer S. Buell, Ph.D.
	Name:	Jennifer S. Buell, Ph.D.
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer S. Buell and Christine M. Klaskin, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jennifer S. Buell, Ph.D. Jennifer S. Buell, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2024

/s/ Christine M. Klaskin Christine M. Klaskin	Treasurer (Principal Financial and Accounting Officer)	August 13, 2024

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chairman of the Board of Directors	August 13, 2024

/s/ Peter Behner Peter Behner	Director	August 13, 2024

/s/ Brian Corvese Brian Corvese	Director	August 13, 2024

/s/ Barbara Ryan Barbara Ryan	Director	August 13, 2024

/s/ Ulf Wiinberg Ulf Wiinberg	Director	August 13, 2024